Listing Report:Supplement No. 177 dated Feb 23, 2010 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 13, 2009 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 444318
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$557.45

Auction yield range:	17.05% - 19.00%	Estimated loss impact:	19.06%
Lender servicing fee:	1.00%	Estimated return:	-0.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-2002	Debt/Income ratio:	42%
Basic (1-10):	5	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	13 / 10	Length of status:	2y 2m
Credit score:	680-699 (Jan-2010)	Total credit lines:	25	Occupation:	Administrative Assi...
Now delinquent:	0	Revolving credit balance:	$5,934	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	71%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	skillful-auction	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Automated Bike Sharing System
Purpose of loan: To establish an Automated Bike Sharing System with stations strategically placed in different locations that will provide an alternative means of transportation and recreation for the city of San Diego. The intention is to install and operate self-service bicycle rental (i.e. vending) stations and generate revenue from hourly rentals, memberships, advertising and sponsorship at each location. My financial situation: I work for the University of San Diego making about $27,000 annually. However, I also work for the San Diego Young Professionals averaging $350 per event and 2 doing events per month. I am a good candidate for this loan because I can repay back the interest with the income I generate from my jobs. The automated bike sharing business is a concept that has proven to be effective and highly successful in many parts of the world (Spain, France, Netherlands, Italy, Germany, and most recently, Canada and Mexico).
Monthly net income: $ 2,200
Monthly expenses total: $ 1,340-1,440
Housing and utilities: $ 550
Insurance: $ 70
Car expenses: $ 120 (gas+insurance)
Credit cards and other loans: $300
Food and Other expenses: $300-400
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447642
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	7.49%	Starting borrower rate/APR:	8.49% / 8.83%	Starting monthly payment:	$189.38

Auction yield range:	3.05% - 7.49%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	5.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1986	Debt/Income ratio:	37%
Basic (1-10):	8	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	13 / 13	Length of status:	1y 4m
Credit score:	800-819 (Feb-2010)	Total credit lines:	54	Occupation:	Administrative Assi...
Now delinquent:	0	Revolving credit balance:	$6,259	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	11%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	magical-camaraderi5	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
getting out of debt for good
Purpose of loan:
This loan will be used to?
payoff my?credit card to lower my interest rate and have a shorter term to get out of debt.? I am looking to revamp my financial situation to put myself in a better place to start actively saving money instead of spending money.
My financial situation:
I am a good candidate for this loan because?I have?always supported myself and my daughter.? We have?owned?homes and paid off mortgages, currently, we are interested?removing all debt from our lives and living?a good clean easy debt free lifestyle.? My past credit history will speak for itself.? I put maintaining credit and paying off?debt on the top of my priorities.?? You will see I have always paid everything I was obligated to.? There is an exception with Oxford on my credit report, this situation was in?dispute and they put a collection against me without contacting me about it to settle.? I was not giving the opportunity to properly dispute my case.? Otherwise,?all my creditors from the past and currently have been paid on time.? I take great pride in being able to do this.?? Please?consider me thank you.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447660
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.05%	Starting borrower rate/APR:	19.05% / 21.27%	Starting monthly payment:	$256.77

Auction yield range:	17.05% - 17.05%	Estimated loss impact:	18.94%
Lender servicing fee:	1.00%	Estimated return:	-1.89%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1981	Debt/Income ratio:	75%
Basic (1-10):	5	Inquiries last 6m:	5	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	16 / 15	Length of status:	3y 10m
Credit score:	700-719 (Feb-2010)	Total credit lines:	50	Occupation:	Sales - Commission
Now delinquent:	0	Revolving credit balance:	$93,827	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	80%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	Darby53	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
used car
Purpose of loan:
This loan will be used to? Buy Used Car

My financial situation:
I am a good candidate for this loan because?All Bills Paid on Time no late payments.?

Monthly net income: $ 4800

Monthly expenses: $
??Housing: $ 900
??Insurance: $ 200
??Car expenses: $?Paid By Company
??Utilities: $ 200
??Phone, cable, internet: $ 100
??Food, entertainment: $ 100
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 500
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447672
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,400.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.39%	Starting borrower rate/APR:	27.39% / 29.73%	Starting monthly payment:	$180.55

Auction yield range:	11.05% - 26.39%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1993	Debt/Income ratio:	16%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	6 / 4	Length of status:	10y 3m
Credit score:	660-679 (Feb-2010)	Total credit lines:	27	Occupation:	Sales - Retail
Now delinquent:	0	Revolving credit balance:	$898	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	32%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	43
Screen name:	bd4850	Borrower's state:	Washington	Borrower's group:	Not Active
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation- Payoff CC's
Purpose of loan:
This loan will be used to?To payoff?Orchard Bank, Juniper?Bank, JCPenny, and a personal loan at work.?

My financial situation:
I am a good candidate for this loan because I have been employed at my current job for over 10 years and really enjoy it. I don't have many financial obligations currently. I had a?nasty separation about 5 years ago?and got stuck with a mortgage, home equity and numerous credit cards but managed to pay most of the debt off. Unfortunately doing this time the vast majority?of?the 43 delinquencies told place. Sold the house for a small profit?which went to the credit cards but couldn't cover them all.?I would be extremely appreciative if you consider my request.?

Monthly net income: $3250

Monthly expenses: $
??Housing: $?450
??Insurance: $ 197
??Car expenses: $ 0
??Utilities: $?130
??Phone, cable, internet: $ 185
??Food, entertainment: $
??Clothing, household expenses $ 0
??Credit cards and other loans: $?
??Other expenses: $ 625
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447678
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.39%	Starting borrower rate/APR:	9.39% / 11.73%	Starting monthly payment:	$47.97

Auction yield range:	4.05% - 8.39%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.27%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-2005	Debt/Income ratio:	Not calculated
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Not employed
Enhanced (1-5):	4	Current / open credit lines:	1 / 1	Length of status:	0y 6m
Credit score:	760-779 (Feb-2010)	Total credit lines:	3	Stated income:	Not employed
Now delinquent:	0	Revolving credit balance:	$0
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	immaculate-currency	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Student who needs a little help
Purpose of loan:
This loan will be used mostly to build credit because I am in my third year of college and I am starting to think a lot more about my credit rating, especially with credit being so much a part of life today. I major in Automotive Aftermarket Management & Business Management, and upon graduation I plan to attend MMI in Orlando, Florida. I am a driven and self-motivated person at an entrepreneurial privately funded college that has taught me how to properly manage my budget to help me make the adjustment from school to work. This year a couple unexpected expenses came which used almost all the money I had budget out and I could go to my?family to ask for help, who I know would?help if I needed it.?With the fact that I know I can go to them for help and I work on the farm for family during the summer, which make much more than I am asking for, I know this will not be a struggle to repay.

My financial situation:
I am a good candidate for this loan because I am going to budget some of the money borrowed to make payments until summer. This summer I will make atleast double what I am asking for, repayment will not be an issue. Also I am currently actively?looking for?other work to start?after this summer?to?further assure the investor of repayment to the fullest and very confident one will be found.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447800
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	6.14%	Starting borrower rate/APR:	7.14% / 7.48%	Starting monthly payment:	$92.82

Auction yield range:	3.05% - 6.14%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.54%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-2004	Debt/Income ratio:	3%
Basic (1-10):	10	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	2 / 2	Length of status:	0y 3m
Credit score:	760-779 (Feb-2010)	Total credit lines:	2	Occupation:	Engineer - Electric...
Now delinquent:	0	Revolving credit balance:	$2,382	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	20%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	unique-social4	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buying a motorcycle
Purpose of loan:
This loan will be used to buy a used motorcycle for my personal use. The loan is also being used to work on my credit score since buying things with cash does not help. The best way for me to work on my credit score is to work on a few small loans first and work my way up.

My financial situation:
I am a good candidate for this loan because I currently work a salaried full time position at a prospering company. I have always paid my bills on time and am financial stable in my current position. I will easily be able to pay off the monthly payment, if not more.

Thanks for your considerations.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447812
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	12.00%	Starting borrower rate/APR:	13.00% / 13.35%	Starting monthly payment:	$235.86

Auction yield range:	3.05% - 12.00%	Estimated loss impact:	1.52%
Lender servicing fee:	1.00%	Estimated return:	10.48%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1990	Debt/Income ratio:	23%
Basic (1-10):	7	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	9 / 9	Length of status:	1y 9m
Credit score:	800-819 (Feb-2010)	Total credit lines:	19	Occupation:	Pilot - Private/Com...
Now delinquent:	0	Revolving credit balance:	$71,692	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	60%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	a-platinum-course	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
ShockingRides.com New Inventory
Purpose of loan:
This loan will be used to buy Ultra Motor electric bicycles to put in my showroom for display and rental.? My website is ShockingRides.com, I operate a retail storefront in Folsom California.? I have sold 2 of these units in the last month and with Spring around the corner, I would like to increase my ability to quickly deliver product.?

We have been in business for a year and have found a niche to help people reduce their transportation carbon footprint.?? Before you loan take a look at our website and products, we have a unique mix of Electric Bikes, Scooters and Cars.?? We are a CA DMV approved motorcycle dealer, a very lengthy and restrictive process to complete that insulates us from competition..

My financial situation:
I am a good candidate for this loan because I am employed full time as a pilot with a national airline.?? I value my credit score and will be keeping it above 800.? My business is a year and a half old and currently paying the operating costs, inventory principal and 20% interest on its own.?? My new location and strong product line have huge potential, I plan to continue to use Prosper capital to build my business.?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447824
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,900.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	19.0%

Starting lender yield:	17.05%	Starting borrower rate/APR:	18.05% / 20.26%	Starting monthly payment:	$177.27

Auction yield range:	17.05% - 17.05%	Estimated loss impact:	19.94%
Lender servicing fee:	1.00%	Estimated return:	-2.89%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1986	Debt/Income ratio:	Not calculated
Basic (1-10):	4	Inquiries last 6m:	0	Employment status:	Part-time employee
Enhanced (1-5):	4	Current / open credit lines:	5 / 3	Length of status:	7y 3m
Credit score:	620-639 (Feb-2010)	Total credit lines:	34	Occupation:	Teacher
Now delinquent:	0	Revolving credit balance:	$5,255	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	95%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	lisamargett	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	22 ( 67% )	620-639 (Latest)
Principal borrowed:	$4,300.00	< mo. late:	10 ( 30% )	600-619 (Dec-2007) 620-639 (Apr-2007)
Principal balance:	$0.00	1+ mo. late:	1 ( 3% )
Total payments billed:	33
Description
High Interest Debt Woes
Purpose of loan:?
I'd like to pay-off my CapitalOne high interest credit card with a lower interest loan.??The reason my credit card charges a higher-than-average interest rate is because of my credit history, which includes a bankruptcy.? In addition to charging high interest, a monthly maintenence fee and/or an annual fee?is assessed, which further increases the amount I owe and will need to pay.? I have made payments on time, including additional payments in an?attempt to pay down my credit card balance.

I am a past Prosper Loan recipient, funded in April 2007.? All Prosper Lenders contributing to this loan were repaid; the loan is now paid in full (February 2010).?

My financial situation:
I work part to full-time as a substitute teacher, but don't make enough money to pay-off this credit card immediately.

My monthly budget:
Car Insurance: $75.00
Gas/Oil: $130.00
Phone: $70.00
Groceries: $200.00
Clothing, household expenses: $50.00
Credit card and other loan payments: $500.00
---------------------------------------
Total monthly expenses: $1025.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447826
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	19.50%	Starting borrower rate/APR:	20.50% / 22.74%	Starting monthly payment:	$224.51

Auction yield range:	8.05% - 19.50%	Estimated loss impact:	8.45%
Lender servicing fee:	1.00%	Estimated return:	11.05%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1996	Debt/Income ratio:	Not calculated
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	8 / 8	Length of status:	0y 9m
Credit score:	700-719 (Feb-2010)	Total credit lines:	16	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$47,549	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	57%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	finance-caballero	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Final Wedding Expenses
Purpose of loan:
This loan will be used to pay for the remaining expenses of our upcoming wedding.

My financial situation:
I have a great, full-time job as a defense consultant and I have a flawless credit history going back to when I was 16. I accumulated some credit card debt trying to start a business with my own money and credit but it didn't pan out. I am trying to avoid increasing?balances on credit cards?once again?and not charge our remaining wedding expenses. The wedding is going to cost us more than we had expected and this money will cover anything we have left.?I have no issues paying my bills and almost all of my extra income goes towards eliminating debt (mostly credit cards). One more note, my annual review is upcoming and my manager has already told me to expect a raise as well as a promotion and a second raise in the quarter following my annual. So, covering payments will not be a problem.

Monthly net income: $ 5100

Monthly expenses: $
??Housing: $ 1299
??Insurance: $ 75
??Car expenses: $ 335
??Utilities: $?85
??Phone, cable, internet: $ 100
??Food, entertainment: $ 300
??Clothing, household expenses $ 150
??Credit cards and other loans: $ 750 (minimum payments)
??Other expenses: $ 200 (any extra money at the end of the month goes towards further reducing credit card debt)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447830
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$371.64

Auction yield range:	17.05% - 19.00%	Estimated loss impact:	19.06%
Lender servicing fee:	1.00%	Estimated return:	-0.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1990	Debt/Income ratio:	38%
Basic (1-10):	4	Inquiries last 6m:	4	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	20 / 20	Length of status:	3y 0m
Credit score:	660-679 (Feb-2010)	Total credit lines:	43	Occupation:	Executive
Now delinquent:	0	Revolving credit balance:	$96,608	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	81%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	tigerlion	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business loan for working capital
Purpose of loan:
for working capital of business

My financial situation:
I have good reputation and credit records

Monthly net income: $ 15000

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447838
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	6.14%	Starting borrower rate/APR:	7.14% / 7.48%	Starting monthly payment:	$46.41

Auction yield range:	3.05% - 6.14%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.54%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1986	Debt/Income ratio:	85%
Basic (1-10):	10	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	20 / 18	Length of status:	1y 11m
Credit score:	760-779 (Feb-2010)	Total credit lines:	49	Occupation:	Retail Management
Now delinquent:	0	Revolving credit balance:	$72,888	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	79%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	orange-ingenious-commitment	Borrower's state:	Kansas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buy a car with better gas millage
Purpose of loan:
This loan will be used to?
To buy a car with better gas millage so I can sell my other and get out from under the payments
My financial situation:
I am a good candidate for this loan because?
I have gotten back on my feet after losing my job two years ago a national sales manager for a company. I now own Great Finds Consignment Home Furnishings, a 13,000 square feet retail store and it's growing and doing great.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447842
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$158.33

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1996	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	3	Inquiries last 6m:	3	Employment status:	Self-employed
Enhanced (1-5):	1	Current / open credit lines:	4 / 4	Length of status:	1y 11m
Credit score:	680-699 (Feb-2010)	Total credit lines:	16	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$12,284	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	102%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	Misterdeedub	Borrower's state:	Alabama	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying for College Certification
Purpose of loan:
This loan will be used to? start a new career in these most troubling financial times.????????

My financial situation:
I am a good candidate for this loan because I am using the money to better myself and thus increasing my personal income and self value.

Monthly net income: $ 4000

Monthly expenses: $
??Housing: $ 1500????
??Insurance: $ 200
??Car expenses: $ 300
??Utilities: $ 800
??Phone, cable, internet: $ 120
??Food, entertainment: $ 100
??Clothing, household expenses $ 50
??Credit cards and other loans: $700
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447844
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$9,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	14.05%	Starting borrower rate/APR:	15.05% / 17.22%	Starting monthly payment:	$312.21

Auction yield range:	6.05% - 14.05%	Estimated loss impact:	5.24%
Lender servicing fee:	1.00%	Estimated return:	8.81%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1999	Debt/Income ratio:	58%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	8 / 8	Length of status:	4y 6m
Credit score:	720-739 (Feb-2010)	Total credit lines:	18	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$25,669	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	74%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	ekman416	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	21 ( 95% )	720-739 (Latest)
Principal borrowed:	$15,000.00	< mo. late:	1 ( 5% )	720-739 (Jan-2010) 740-759 (Jul-2009) 720-739 (Apr-2009) 680-699 (Mar-2008)
Principal balance:	$6,796.01	1+ mo. late:	0 ( 0% )
Total payments billed:	22
Description
Much Needed Home Improvement!
Purpose of loan:
Pay for a new roof to replace my 30-year-old one as well as replace siding that has rotted out.
My financial situation:
I am a good candidate for this loan because I have the means and cash flow to pay this off in a timely fashion. My roof has run out of useful life and needs to be replaced within a month. I have already received several bids and $9,000 will cover the expenses to replace both the roof and siding.

Monthly net income: $6,000

Monthly expenses: $
??Housing: $ 1600
??Insurance: $ 100
??Car expenses: $50
? Utilities: $ 100
??Phone, cable, internet: $ 150
??Food, entertainment: $ 100
??Clothing, household expenses $50
??Credit cards and other loans: $ 300
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447848
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$452.36

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-2003	Debt/Income ratio:	Not calculated
Basic (1-10):	2	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	11 / 8	Length of status:	3y 4m
Credit score:	640-659 (Feb-2010)	Total credit lines:	19	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$4,605	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	102%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	shadyfellow	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidating Debt
Purpose of loan:
This loan will be used to pay off credit cards and remaining tax debt.

My financial situation:
I am a good candidate for this loan because I have a steady source of income and can afford to pay the loan payments consistently.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447856
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	11.05%	Starting borrower rate/APR:	12.05% / 14.18%	Starting monthly payment:	$498.57

Auction yield range:	11.05% - 11.05%	Estimated loss impact:	10.23%
Lender servicing fee:	1.00%	Estimated return:	0.82%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-2000	Debt/Income ratio:	23%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	7 / 7	Length of status:	3y 2m
Credit score:	760-779 (Feb-2010)	Total credit lines:	18	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$40,311	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	82%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	dough-acrobat	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
credit card consol.
Purpose of loan:
This loan will be used to consolidate my credit card debt after my interest rates went up?when I failed to opt out last year during the credit card reform
My financial situation:
I am a good candidate for this loan because I am gainfully employed and have made on time payments to all my creditors and will continue to do so for you.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447860
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	20.07%	Starting borrower rate/APR:	21.07% / 23.58%	Starting monthly payment:	$56.57

Auction yield range:	8.05% - 20.07%	Estimated loss impact:	6.97%
Lender servicing fee:	1.00%	Estimated return:	13.10%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1983	Debt/Income ratio:	18%
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	3 / 3	Length of status:	3y 6m
Credit score:	640-659 (Feb-2010)	Total credit lines:	6	Occupation:	Sales - Retail
Now delinquent:	0	Revolving credit balance:	$1,164	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	2%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	new-felicity-caravan	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off car repairs
Purpose of loan:
This loan will be used to pay off my car repairs. Had items on my car to mess up and?I need to get it fixed so I can go to work.?It was an unexpected expense.

My financial situation:
I am a good candidate for this loan because I have both a checking and savings account with suntrust.
Monthly net income: $ 1600

Monthly expenses: $
??Housing: $360
??Insurance: $ 27
??Car expenses: $
??Utilities: $ 100
Phone, cable, internet: $ 150
??Food, entertainment: $ 100
??Clothing, household expenses $
??Credit cards and other loans: $ 70
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447633
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	19.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	21.01%
Lender servicing fee:	1.00%	Estimated return:	12.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1989	Debt/Income ratio:	16%
Basic (1-10):	4	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	14 / 10	Length of status:	11y 10m
Credit score:	620-639 (Feb-2010)	Total credit lines:	44	Occupation:	Professional
Now delinquent:	4	Revolving credit balance:	$16,058	Stated income:	$75,000-$99,999
Amount delinquent:	$3,125	Bankcard utilization:	55%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	62
Screen name:	CaliLilly	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	19 ( 100% )	620-639 (Latest)
Principal borrowed:	$7,500.00	< mo. late:	0 ( 0% )	640-659 (Jun-2008) 560-579 (Jun-2007)
Principal balance:	$4,506.64	1+ mo. late:	0 ( 0% )
Total payments billed:	19
Description
2nd Prosper Loan Request!!!!
Purpose of loan: Hello, we are a family of 5 w/3 children in PA who?would be very?appreciative?to be given?consideration for a 2nd loan.The purpose of this loan would be to help consolidate?small lingering high int credit accts into 1 acct.We have been steadily paying off our credit accts for 2.5 yrs?& plan to be totally debt free in another 1.5 yrs.Combining these small lingering accts would help us save interest over time and allow us to use the extra $ to pay?our?remaining debt off sooner.We have been paying our first Prosper loan for 19 months now w/NO LATES(Not sure why we are HR rating when we were a C for our?1st loan and have drastically improved financially)

I have a FT job as a Sr Civil Engineer Designer?& have been working for the same?Co. for over 11 yrs.I've also supplemented my FT job w/a PT job & work a min. of 60-70 hrs/wk total.This 2nd job has drastically improved our finances since applying for our 1st loan.In addition, my wife works 2 PT jobs & breeds beautiful show quality Labrador Retrievers as her FT endeavor.Our puppies are so wanted that we have waiting lists for?future litters.Ultimately, we were given a chance 1.5 yrs ago for our 1st Prosper loan and have shown?our committment and promise by paying our loan every mo. on time w/NO LATES.A chance?to finish what we started would be greatly appreciated.We are so thankful to?the Prosper lenders that trusted in us & gave us the chance to?improve?1.5 yrs ago?even though our credit didn't look good.

My financial situation:I have worked for the same Civil Engineering Co for over?11 yrs now w/employment stability.I also have a?PT job that allows me to add a significant amt of $/mo.My wife works 2?PT jobs and runs her growing business.We would definately be able to pay this loan in exchange for the?small high rate debts that we are trying to be rid of.The funds would come directly out of our acct on a mo. basis just as they have for our?1st loan.We are honest and hard working!We are looking to Prosper again to help us achieve our goal a little bit sooner!

We have the funds to pay this loan and would make it our #1 priority to continue our relationship with Prosper for possible future loans!

Monthly net income:$4576/My?FT?job
????????????????????????????????$3000+/for PT job
??????????????????????????????? (addit $750/mo is what my wife brings in from?PT jobs?and $3000+/mo from her?business)
??????????????????????????????? ($7576+ income/month for me & $3750+ income/month for my wife)

Expenses:
Housing-$2480
Insur-$125.76
Car Exp-$250-gas/$211-car
Util-$170
Pho/Cab/Inter-$90
Food/Ent-$400(my wife uses tons of coupons and is a huge bargain shopper) We are very limited w/extra spending?so we can pay off?our?debt sooner!
Clothing/Househd Exp-$50
Cred Cd/loans-$800
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447639
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1994	Debt/Income ratio:	45%
Basic (1-10):	3	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	2 / 2	Length of status:	2y 9m
Credit score:	680-699 (Feb-2010)	Total credit lines:	11	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	8
Screen name:	bid-bigwig6	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Get rid of Payday loans
Purpose of loan:
I plan on using this loan to pay off Two payday loans that I cannot get rid of.? They did save my butt, however I cannot get out of this revolving circle.? It is?costing me $268 every two weeks.? I would?better off?paying a high rate here rather than theirs.??I have tried to get a traditional loan from the bank, with no success.? My credit scores are 698, 702 and 694.? Which all the sites I have looked at say im in?the good catagory?here however?it is HR.?

My financial situation:
I am a good candidate for this loan because I am faithful about paying on time.? I have had problems in the past but have since become very stable.? I just need to get caught up so I can have a little extra each month to give my boys a good time.? This ad was listed previous that I needed a car also, I have since been givin a car which is a godsend.
Monthly net income: $ 2500

Monthly expenses: $
??Housing: $ 0
??Insurance: $ 100
??Car expenses: $?45
??Utilities: $ 250
??Phone, cable, internet: $?35
??Food, entertainment: $?400??Clothing, household expenses $ 50
??Credit cards and other loans: $ 250
??Other expenses: $ 185
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447645
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$158.33

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1987	Debt/Income ratio:	14%
Basic (1-10):	1	Inquiries last 6m:	8	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	13 / 10	Length of status:	10y 2m
Credit score:	640-659 (Feb-2010)	Total credit lines:	17	Occupation:	Sales - Retail
Now delinquent:	0	Revolving credit balance:	$2,094	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	41%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	ScarletShadow	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Grandma Paying for college
Purpose of loan:
Hope this works out I am re-listing this loan at a lower amount. I'm a 58 year old student at LeTourneau University studying Teaching and Learning Specialization. I am going for a Masters in Education. My GPA is 4.0 I have worked full time and attended college for the last 3 years while maintaining my GPA. Please note I am a very hard worker in my last year of college and that I paid for my first 3 years without any loans. I don?t won?t to use up all of my saving to pay for my last year of college so I have come to prosper to apply for a loan.
My financial situation: I am a good candidate for this loan because? I have been on my current job for 10 years and have great job security also I pay all my bills on time. Plus I already retired from my first job of 28 years and have a set retirement check coming in.My retirement check alone is more than enough to cover the monthly loan payment so rest assured that this loan will be paid back and you will earn the most on your money. Monthly net income: $2,600.00Monthly expenses: $872.00
? Housing: $ none? I do not have a Mortgage my house was fully paid for a few years ago.
??Insurance: $73.00
??Car expenses: $100.00 only on gas? my car is fully paid for.
??Utilities: $ none
??Phone, cable, internet: $ 49.00
??Food, entertainment: $ 200.00
??Clothing, household expenses $300.00
??Credit cards and other loans: $150.00
? Other expenses: $ noneThanks for taking time to read my listing and if you have any other question please fill free to ask.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447669
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1999	Debt/Income ratio:	26%
Basic (1-10):	2	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	13 / 7	Length of status:	10y 6m
Credit score:	640-659 (Feb-2010)	Total credit lines:	38	Occupation:	Computer Programmer
Now delinquent:	3	Revolving credit balance:	$28,330	Stated income:	$25,000-$49,999
Amount delinquent:	$21,222	Bankcard utilization:	98%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	9
Screen name:	coin-opera195	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my debts.
Purpose of loan:
This loan will be used to pay off my credit card and a pay day loan. I will also use some of the money to do a few home repairs.

My financial situation:
I am a good candidate for this loan because I'm a responsible father who pays his bills on time. My credit is low because I'm just coming out of a home modification that will lower my mortgage. With this loan I will be able to pay off four credit cards and the pay day loan.

Monthly net income: $ 2640

Monthly expenses: $
??Housing: $?750
??Insurance: $ 200
??Car expenses: $ 575
??Utilities: $ 300
??Phone, cable, internet: $?100
??Food, entertainment: $ 200
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 300
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447675
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.39%	Starting borrower rate/APR:	9.39% / 11.49%	Starting monthly payment:	$191.89

Auction yield range:	4.05% - 8.39%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.27%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1990	Debt/Income ratio:	27%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	12 / 12	Length of status:	17y 0m
Credit score:	780-799 (Feb-2010)	Total credit lines:	24	Occupation:	Teacher
Now delinquent:	0	Revolving credit balance:	$60,553	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	60%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	dime-flamenco	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
I need a new furnace
Purpose of loan:
This loan will be used to?replace a 17 year old furnace and air conditioner with?high efficiency models. My present system is becoming unreliable.?

My financial situation:
I am a good candidate for this loan because? I have job security with a tenured teaching position, and I have an impeccable credit history that dates back 40 years.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447797
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.2%

Starting lender yield:	21.54%	Starting borrower rate/APR:	22.54% / 24.81%	Starting monthly payment:	$769.41

Auction yield range:	8.05% - 21.54%	Estimated loss impact:	6.71%
Lender servicing fee:	1.00%	Estimated return:	14.83%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-2006	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	4	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-5):	4	Current / open credit lines:	8 / 7	Length of status:	5y 5m
Credit score:	820-839 (Feb-2010)	Total credit lines:	8	Occupation:	Skilled Labor
Now delinquent:	0	Revolving credit balance:	$793	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	7%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	hope-evergreen	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
REMODEL BEAUTY SHOP SPRING 2010
Purpose of loan:
This loan will be used to? remodel my salon to ready for spring and summer 2010. We need to buy 4 spa pedicure chair, each cost $3000 , and new nails tables, and stuff more nails polish and lotion and for sale in retail, and doing direct mail ads special promotion.

My financial situation:
I am a good candidate for this loan because?I am in this beauty bussiness for 5 years, my beauty shop doing very well in spring summer and holidays. I know if we invest right now, we will have the good return in long run. Right now we have competitors , and customer want something new everyday, we have to keep going with the needs.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447803
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.2%

Starting lender yield:	21.54%	Starting borrower rate/APR:	22.54% / 24.81%	Starting monthly payment:	$577.06

Auction yield range:	8.05% - 21.54%	Estimated loss impact:	6.71%
Lender servicing fee:	1.00%	Estimated return:	14.83%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1988	Debt/Income ratio:	54%
Basic (1-10):	4	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	21 / 19	Length of status:	13y 5m
Credit score:	820-839 (Feb-2010)	Total credit lines:	57	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$20,152	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	22%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	economy-runner1	Borrower's state:	Idaho	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my Credit Cards
Purpose of loan:
This loan will be used to? payoff my credit cards and my daughters high interest rate cards

My financial situation:
I am a good candidate for this loan because? I always pay my bills on time
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447809
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	7.49%	Starting borrower rate/APR:	8.49% / 8.83%	Starting monthly payment:	$157.81

Auction yield range:	3.05% - 7.49%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	5.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1994	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-5):	4	Current / open credit lines:	7 / 7	Length of status:	17y 9m
Credit score:	800-819 (Feb-2010)	Total credit lines:	13	Occupation:	Accountant/CPA
Now delinquent:	0	Revolving credit balance:	$186,947	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	70%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	soulful-point1	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Remodeling bathroom
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447815
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.39%	Starting borrower rate/APR:	27.39% / 30.00%	Starting monthly payment:	$61.55

Auction yield range:	11.05% - 26.39%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-2000	Debt/Income ratio:	35%
Basic (1-10):	7	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	7 / 7	Length of status:	1y 1m
Credit score:	640-659 (Feb-2010)	Total credit lines:	15	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$17,090	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	95%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	vigilance-ace	Borrower's state:	Alabama	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Cosmetic Surgery
Purpose of loan:
This loan will be used to have surgery.

My financial situation:
I am a good candidate for this loan because I never miss a payment on any of my bills.

Monthly net income: $ 3200

Monthly expenses: $
??Housing: $ 700
??Insurance: $ 60
??Car expenses: $ 327
??Utilities: $ 65
??Phone, cable, internet: $ 200
??Food, entertainment: $ 200
??Clothing, household expenses $
??Credit cards and other loans: $ 200
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447821
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	23.50%	Starting borrower rate/APR:	24.50% / 26.80%	Starting monthly payment:	$118.49

Auction yield range:	11.05% - 23.50%	Estimated loss impact:	10.58%
Lender servicing fee:	1.00%	Estimated return:	12.92%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1999	Debt/Income ratio:	Not calculated
Basic (1-10):	6	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	12 / 11	Length of status:	3y 8m
Credit score:	760-779 (Feb-2010)	Total credit lines:	26	Occupation:	Food Service
Now delinquent:	0	Revolving credit balance:	$11,736	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	44%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	briher	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidation until baseball season
Purpose of loan:
This loan will be used to? get me to baseball season. I work in professional baseball and, while the off season is touch and go sometimes, baseball season always brings in a steady and decent paycheck. I finished last season with hernia surgery which did not allow me to get a temporary part time job until mid-January. Yes, I was being paid by workman's comp, but $350/week doesn't exactly make up what I could have been earning with a "real" job. When I was cleared to work my best option at the time was delivering pizza for Dominos Pizza considering I live five minutes from the store, I have a ton of driving experience and I have grown up in the restaurant business since I was five years old. It was a good fit for me also because not many people were interested in hiring someone for two months until spring training started. It has worked out great there making $13-$16/hr including tips but it still stresses the wife out since I had so much down time on workman's comp. This loan will be used to get us through one round of mortgages (house and renter-occupied condo) and credit card payments. After that round I will be headed to spring training (March 16). Thank you all for your time and God bless.

My financial situation:
I am a good candidate for this loan because? my wife an I have been married 10 years in March now and still have yet to miss a payment on ANYTHING. My wife has VERY stable employment all of the time while I have very stable employment 75% of the time. It just so happens that the perfect storm has hit us this month. I absolutely love my job and don't want to ever have to give it up because we couldn't make it work financially during the off-season. Thanks for your support.undefined
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447827
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,600.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.56%	Starting monthly payment:	$72.38

Auction yield range:	11.05% - 34.00%	Estimated loss impact:	10.87%
Lender servicing fee:	1.00%	Estimated return:	23.13%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-2004	Debt/Income ratio:	4%
Basic (1-10):	7	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	2 / 1	Length of status:	1y 1m
Credit score:	660-679 (Feb-2010)	Total credit lines:	14	Occupation:	Professional
Now delinquent:	3	Revolving credit balance:	$0	Stated income:	$50,000-$74,999
Amount delinquent:	$11,264	Bankcard utilization:	0%
Public records last 12m / 10y:	1/ 1	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	Sokarnox	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Reinvsting to inprove credit score
Purpose of loan:
This loan will be used to for multiple investments plans. Over $300 of the loan will be reinvested into prosper. $300 will be stored in a savings account to pay back this loan for the first year (this is because my credit score is not that great and I don't want to miss any payments). This loan will help me by increasing my credit score during this hard time.

My financial situation: is stable. I have a great job and can easily pay back the loan.
I am a good candidate for this loan because in the means to pay it back. I'm simply trying to inprove my credit score while making back the interest with a reinvestment plan.

Monthly net income: $2600

Monthly expenses: $2030
??Housing: $890
??Insurance: $110
??Car expenses: $120
??Utilities: $220
??Phone, cable, internet: $90
??Food, entertainment: $600
??Clothing, household expenses $0
??Credit cards and other loans: $0
??Other expenses: $0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447839
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,900.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$266.89

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1996	Debt/Income ratio:	14%
Basic (1-10):	2	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	10 / 10	Length of status:	2y 5m
Credit score:	640-659 (Feb-2010)	Total credit lines:	26	Occupation:	Sales - Commission
Now delinquent:	0	Revolving credit balance:	$5,347	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	77%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	8
Screen name:	FestivasPole	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Reduce Monthly Credit Line Payments
1.)? W-2 Stated Income 2009 - $121K? (Proof to be furnished upon request)

2.)? We bought our first home in August of 09, we took out a loan for $300,000 with 20% down at 5.25%, Escrow closed in under 30 days.? At that time, my Fico (house in my name) was over 700.? This is why $5900 @ 30+% should be a no-brainer and an extremely high-yielding investment for the folks on this site.? This is my second listing, and I probably should have included this information the first time around.? My apologies if you are here again!

3.)? Ability to repay - In addition to steady income (guaranteed by contract), this year I am expecting income tax refunds in the amount of $9300 from overpayment of 2009 taxes and $8000 in the form of a new home buyer tax credit.? We may very well take those proceeds to pay off this loan earlier than anticipated.? I also did not report my wife's income on the application, which brings our household income to over $160K. (Proof to be furnished upon request)

4.)? "HR" Rating - I made some financial mistakes and oversights several years ago.? When I applied for and closed my home loan, my FICO was about 710 in August 09.? Since then I have been on time with payments, so I assume the risk comes from a high Debt to Income or some such criteria.?

Thanks for considering my application for a loan.? Please let me know if you have any questions or concerns whatsoever, I would likely have many questions myself if I were on the other side of this listing.

Monthly net income: $ $7400

Monthly expenses: $
??Housing: $ 2270
??Insurance: $ 231
??Car expenses: $ 450
??Utilities: $ 400
??Phone, cable, internet: $ 120
??Food, entertainment: $ 300
??Clothing, household expenses $ Varies
??Credit cards and other loans: $ 1500
??Other expenses: $ 250
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447845
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	20.50%	Starting borrower rate/APR:	21.50% / 23.76%	Starting monthly payment:	$284.49

Auction yield range:	17.05% - 20.50%	Estimated loss impact:	19.16%
Lender servicing fee:	1.00%	Estimated return:	1.34%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-2004	Debt/Income ratio:	32%
Basic (1-10):	4	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	5 / 4	Length of status:	4y 10m
Credit score:	640-659 (Jan-2010)	Total credit lines:	7	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$1,176	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	103%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	3
Screen name:	desbynac	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	20 ( 100% )	640-659 (Latest)
Principal borrowed:	$6,500.00	< mo. late:	0 ( 0% )	640-659 (Dec-2009) 620-639 (Jun-2008)
Principal balance:	$3,235.47	1+ mo. late:	0 ( 0% )
Total payments billed:	20
Description
pay off loan fund my business
Last year many off you lenders trusted me with $6500. So far i honored each and all of my monthly payments that gives me the confidence to come to you again for a new loan.
My financial situation:
Financialy i'm way better than a year ago. specialy after buying my house i'm saving couple of hundreds every month
Monthly net income: $ 1800

Monthly expenses: $?

??Insurance: $?65
??Car expenses: $ 100
??Utilities: $ 55
??Phone, cable, internet: $ 100
??Food, entertainment: $ 200
??Clothing, household expenses $ 50
??$223 PROSPER LOAN
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447851
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.73%	Starting monthly payment:	$67.85

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1985	Debt/Income ratio:	Not calculated
Basic (1-10):	2	Inquiries last 6m:	5	Employment status:	Not employed
Enhanced (1-5):	1	Current / open credit lines:	8 / 8	Length of status:	6y 5m
Credit score:	740-759 (Feb-2010)	Total credit lines:	26	Stated income:	Not employed
Now delinquent:	2	Revolving credit balance:	$2,011
Amount delinquent:	$163	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 2	Homeownership:	No
Delinquencies in last 7y:	3
Screen name:	a-cognizant-kindness	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
pay off personal loan
Purpose of loan:
This loan will be used to?
pay off personal loan
My financial situation:
I am a good candidate for this loan because?
i?have a stable monthly income allowance, and have recently come into a small inheritance involving selling my mothers house, so there will be no problem paying back the loan.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447853
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$203.56

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1998	Debt/Income ratio:	11%
Basic (1-10):	3	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	6 / 5	Length of status:	4y 1m
Credit score:	680-699 (Feb-2010)	Total credit lines:	24	Occupation:	Accountant/CPA
Now delinquent:	3	Revolving credit balance:	$824	Stated income:	$100,000+
Amount delinquent:	$732	Bankcard utilization:	57%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	8
Screen name:	phouayang81	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business Start Up
Purpose of loan:
This loan will be used to?
Fund My business start up. I plan on opening a contractor Investment Firm backed by a Investment Firm. Meaning, I will have access to over $500,000 buying power.? I have been doing this on the side job for over 3 years and look forward to starting up my very own. My investment will be between 5-10% on returns.?
Prosper is a wonderful place for entrepreneurs to find funding. With this new venture it will give me time to spend with my kids, ages 6,5,4, and 2.? Everyone wants free time and freedom so they can spend and share their moments with their family and especially having little ones. Time flies at those ages.

My financial situation:
I am a good candidate for this loan because?
I have over 3 years experience with investments and over 5 years in accountant. I currently work for one of Charlotte's Top 10 Law Firms in Charlotte, NC and have been with them over 5 years. My salary is currently $102,900 not including bonus. Roughly $3,000-$5,000 on bonuses. My expenses are outlined below.

I have filed bankruptcy chapter 7, 4 years ago and have been discharged in 2007. My mistakes of medical bills was a wake up call and I have never looked back, now I am on track to financial freedom.?

Monthly net income: $6741($8500 Gross)

Monthly expenses: $
??Housing: $2200
??Insurance: $ 150
??Car expenses: $ 650
??Utilities: $ 125
??Phone, cable, internet: $ 80
??Food, entertainment: $ 1200
??Clothing, household expenses $ 1000
??Credit cards and other loans: $ 200
??Other expenses: $

Left Amount:$1516

After monthly expenses I will have more than enough to pay this loan on time or pay if off sooner.
Thanks for your time and consideration. Please don't hesitate to ask any questions.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447857
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1991	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	5	Inquiries last 6m:	1	Employment status:	Self-employed
Enhanced (1-5):	3	Current / open credit lines:	1 / 1	Length of status:	5y 9m
Credit score:	640-659 (Feb-2010)	Total credit lines:	16	Occupation:	Sales - Commission
Now delinquent:	0	Revolving credit balance:	$973	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	69%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	23
Screen name:	independent-revenue426	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off debts
Purpose of loan:
This loan will be used to? pay off some debts, and then pay back very soon

My financial situation:
I am a good candidate for this loan because? I have the incoming funds to pay it off

Monthly net income: $ 8000

Monthly expenses: $ 4000
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447865
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$12,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	14.04%	Starting borrower rate/APR:	15.04% / 17.21%	Starting monthly payment:	$416.22

Auction yield range:	6.05% - 14.04%	Estimated loss impact:	5.24%
Lender servicing fee:	1.00%	Estimated return:	8.80%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1985	Debt/Income ratio:	57%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	20 / 17	Length of status:	27y 0m
Credit score:	760-779 (Feb-2010)	Total credit lines:	40	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$132,152	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	86%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	order-blueberry	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business expansion 2010
Purpose of loan:
This loan will be used to bring on new sales reps to market a insurance policy now availble in my state.

My financial situation:
I am a good candidate for this loan because I have alwasy paid my bills on time. This will help with expansion of my business.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447877
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$271.42

Auction yield range:	14.05% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1986	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-5):	5	Current / open credit lines:	8 / 8	Length of status:	17y 0m
Credit score:	660-679 (Feb-2010)	Total credit lines:	32	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$8,677	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	76%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	18
Screen name:	macs4u	Borrower's state:	California	Borrower's group:	Chicago Financial
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	29 ( 100% )	660-679 (Latest)
Principal borrowed:	$14,500.00	< mo. late:	0 ( 0% )	640-659 (Mar-2008) 640-659 (Nov-2007) 660-679 (Mar-2007)
Principal balance:	$3,106.29	1+ mo. late:	0 ( 0% )
Total payments billed:	29
Description
Dental implants needed
This is the 2nd time placing this ad because last week I mistakenly put that I was employed and I am self employed. I could not provide a w-2 and the loan was cancelled. Please bid on my loan again. The 1st listing was rated "C" and now it is "E" and the only thing I have changed is my employment status to SELF EMPLOYED.

Purpose of loan:
This loan is to have my missing front tooth replaced with a dental implant.
I have placed this loan at 28% with the hopes that it will get attention and bid down.

My past financial situation:
I have been an Apple Authorized reseller and service provider since 1994 when I opened my first retail office. I built my office up to 5 full time employees by 1999. In about 2001 the big box stores came to town, I tried everything to stay open but found myself in a position that had no way out as employees left. I became very frustrated with the fact that I would spend so much time and money training and keeping high tech employees.

In 2003 I made the hardest decision of my life to file bankruptcy at the recommendation of my CPA and close my store. Soon after I found that not having employees was a very good thing. I was also able to pick and keep the best customers and service them even better all myself. This turned out to be the best thing to ever happen to me.

www.macservices.net

My Current financial situation:
Just sold my 2007 Honda Element and have $550 less in payments.

Assets free and clear:
1976 BMW R100/7, $3500.
1951 Chevy Truck 3 window, $9,000.
1951 Chevy Truck 5 window, $12,000.
1994 Crown Victoria, $2500, This is my daily computer assault vehicle.

Delinquencies:
All delinquencies are from the Business Bankruptcy in 2003.

Monthly gross income: $ 6500 to 7500
Information in the Description is not verified.